AMENDMENT TO THE
ADVISORS SERIES TRUST
AMENDED AND RESTATED CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 18th day of September, 2015, to the Amended and Restated Custody Agreement, dated as of December 6, 2012, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) on behalf of its separate series listed on Exhibit E attached hereto (as amended from time to time), and U.S. Bank National Association, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

The previous Exhibits E and E-1 are hereby superseded and replaced with Amended Exhibit E attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC
By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit E to the Separate Series of Advisors Series Trust
Amended and Restated Custody Agreement
Name of Series
Capital Advisors Growth Fund
C Tactical Dynamic Fund
Custody Services FEE SCHEDULE at September, 2015

Annual Fee Based Upon Market Value Per Fund*
[   ] basis point on average daily market value of all long securities and cash held in the portfolio
Minimum annual fee per fund - $[   ]
Plus portfolio transaction fees

Portfolio Transaction fees:

• $[   ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
• $[   ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
• $[   ] – Option/SWAPS/future contract written, exercised or expired
• $[   ] – Mutual fund trade, Fed wire, margin variation Fed wire
• $[   ] – Physical security transaction
• $[   ] Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase / sale of a security, free receipt / free delivery, maturity, tender or exchange.

Out-of-Pocket Expenses
Including but not limited to expenses in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges and extraordinary expenses based upon complexity.

Additional Services
• Additional fees apply for global servicing.
• Sub Advised Funds - $[   ] per custody account per year
• $[   ] – Segregated account per year
• No charge for the initial conversion free receipt
• Overdrafts –charged to the account at prime interest rate plus [   ] unless a line of credit is in place.

Amended Exhibit E (continued) to the Separate Series of Advisors Series Trust
Amended and Restated Custody Agreement

Additional Global Sub-Custodial Services Annual Fee Schedule at September, 2015

Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	___	$___	Lebanon	All	___	$___
Australia	All	___	$___	Lithuania	All	___	$___
Austria	All	___	$___	Luxembourg	All	___	$___
Bahrain	All	___	$___	Malaysia	All	___	$___
Bangladesh	All	___	$___	Mali	All	___	$___
Belgium	All	___	$___	Malta	All	___	$___
Benin	All	___	$___	Mauritius	All	___	$___
Bermuda	All	___	$___	Mexico	All	___	$___
Botswana	All	___	$___	Morocco	All	___	$___
Brazil	All	___	$___	Namibia	All	___	$___
Bulgaria	All	___	$___	Netherlands	All	___	$___
Burkina Faso	All	___	$___	New Zealand	All	___	$___
Canada	All	___	$___	Niger	All	___	$___
Cayman Islands*	All	___	$___	Nigeria	All	___	$___
Channel Islands*	All	___	$___	Norway	All	___	$___
Chile	All	___	$___	Oman	All	___	$___
China	All	___	$___	Pakistan	All	___	$___
Columbia	All	___	$___	Peru	All	___	$___
Costa Rica	All	___	$___	Philippines	All	___	$___
Croatia	All	___	$___	Poland	All	___	$___
Cyprus*	All	___	$___	Portugal	All	___	$___
Czech Republic	All	___	$___	Qatar	All	___	$___
Denmark	All	___	$___	Romania	All	___	$___
Ecuador	All	___	$___	Russia	Equities	___	$___
Egypt	All	___	$___	Senegal	All	___	$___
Estonia	All	___	$___	Singapore	All	___	$___
Euromarkets**	All	___	$___	Slovak Republic	All	___	$___
Finland	All	___	$___	Slovenia	All	___	$___
France	All	___	$___	South Africa	All	___	$___
Germany	All	___	$___	South Korea	All	___	$___
Ghana	All	___	$___	Spain	All	___	$___
Greece	All	___	$___	Sri Lanka	All	___	$___
Guinea Bissau	All	___	$___	Swaziland	All	___	$___
Hong Kong	All	___	$___	Sweden	All	___	$___
Hungary	All	___	$___	Switzerland	All	___	$___
Iceland	All	___	$___	Taiwan	All	___	$___
India	All	___	$___	Thailand	All	___	$___
Indonesia	All	___	$___	Togo	All	___	$___
Ireland	All	___	$___	Tunisia	All	___	$___
Israel	All	___	$___	Turkey	All	___	$___
Italy	All	___	$___	UAE	All	___	$___
Ivory Coast	All	___	$___	United Kingdom	All	___	$___
Jamaica*	All	___	$___	Ukraine	All	___	$___
Japan	All	___	$___	Uruguay	All	___	$___
Jordan	All	___	$___	Venezuela	All	___	$___
Kazakhstan	All	___	$___	Vietnam*	All	___	$___
Kenya	All	___	$___	Zambia	All	___	$___
Kuwait	All	___	$___	Zimbabwe	All	___	$___
Latvia	Equities	___	$___
*Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
** Tiered by market value:<$[  ]: [  ],>$[  ] and <$[   ]:. [   ] bps;[  ]: [  ]bps.
*** Euromarkets – Non- Eurobonds: Surcharfes vary by local market.

*Safekeeping and transaction fees are assessed on security and currency transactions.

Advisor’s Signature below acknowledges approval of the domestic and global fee schedules on this Amended Exhibit E for the Capital Advisors Funds.

Capital Advisors, Inc.

By: /s/ Channing S. Smith
Printed Name: Channing S. Smith
Title: Managing Director                                                    Date: September 25, 2015